SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 4, 2009

T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19580 (Commission File Number)	76-0697390 (I.R.S. Employer Identification No.)
7135 Ardmore
Houston, Texas 77054
(Address of principal executive offices) (zip code)
(713) 996-4110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amended and Restated Stock Incentive Plan
     T-3 Energy Services, Inc. (the “Company”) held its annual meeting of stockholders at the Omni Houston Hotel Westside on Thursday, June 4, 2009. At the annual meeting of stockholders (the “Annual Meeting”), the shareholders voted to approve the amendment and restatement of the 2002 Stock Incentive Plan, which primarily increases the number of common shares of common stock authorized for issuance thereunder from 2,000,000 to 2,623,000. A copy of the amended and restated 2002 Stock Incentive Plan is attached hereto as Exhibit 10.1. Please refer to the text of Exhibit 10.1 hereto and to the description of the amendment and restatement contained in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 22, 2009.
Class Redesignation
     Also, on June 4, 2009, as permitted under the Company’s Certificate of Incorporation, as amended, the Board of Directors redesignated the directorship of James M. Tidwell from Class II to Class I following his re-election as a Class II director at the Annual Meeting, to more nearly achieve equality of the number of directors among the classes. As a result, the Company’s Board of Directors now consists of two Class I directors, two Class II directors and one Class III director.
Grants of Equity Awards
Further on June 4, 2009, the Compensation Committee made the following grants of equity awards:
•	4,000 shares of restricted stock to each of the Company’s independent directors (Robert L. Ayers, Thomas R. Bates, Jr., Lisa W. Rodriguez and James M. Tidwell). These restricted shares will vest on June 4, 2010.

•	7,500 shares of restricted stock and options to purchase 10,000 shares of common stock at an exercise price of $15.43 per share (the closing price of the Company’s common stock on June 4, 2009) to each of James M. Mitchell, the Company’s Senior Vice President and Chief Financial Officer and Keith A. Klopfenstein, the Company’s Senior Vice President—Pressure Control Group. The restricted shares vest in three equal installments on June 4, 2011, June 4, 2012 and June 4, 2013. The stock options vest in three equal installments on June 4, 2010, June 4, 2011 and June 4, 2012.

•	10,000 shares of restricted stock and options to purchase 100,000 shares of common stock to Steven W. Krablin, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Krablin’s equity awards were authorized by the Compensation Committee of the Board of Directors on March 23, 2009, conditioned on stockholder approval of the amended and restated 2002 Stock Incentive Plan as required under his employment agreement dated that same date. As such, the exercise price for Mr. Krablin’s options is $14.85 per share, the closing price of the Company’s common stock on March 23, 2009 and the restricted shares and stock options vest in two equal installments on March 23, 2010 and March 23, 2011.
Salary Increase
     Additionally, on June 4, 2009, Keith A. Klopfenstein, the Company’s Senior Vice President — Pressure Control Group, received a base salary increase from $201,317 per year to $250,000 per year. All other terms of Mr. Klopfenstein’s employment agreement remain in effect.
Item 8.01. Other Events
     The Annual Meeting was held to (i) elect three members to Class II of the Board of Directors, (ii) to vote on a proposal to amend and restate the Company’s 2002 Stock Incentive Plan primarily to increase the number of shares of common stock authorized for issuance thereunder from 2,000,000 to 2,623,000, and (iii) to ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2009.
     At the Annual Meeting, James M. Tidwell, Robert L. Ayers and Thomas R. Bates, Jr. were each elected as Class II directors with terms to expire at the 2012 Annual Meeting. As a result of his redesignation to Class I, Mr. Tidwell’s term will expire in 2011. The proposal to amend and restate the Company’s 2002 Stock Incentive Plan was approved by the stockholders. The proposal to ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2009 was ratified. The detailed results are presented below:

Proposal One — Election of Class II Directors

	Number of Votes	Number of Votes
	Voted For	Withheld
James M. Tidwell	10,097,598	1,303,931
Robert L. Ayers	10,870,569	530,960
Thomas R. Bates, Jr	10,800,742	600,787
Proposal Two — Amendment and Restatement of the 2002 Stock Incentive Plan Primarily to Increase the Number of Shares Available Thereunder

Number of Votes	Number of Votes	Number of Votes	Number of Broker
Voted For	Voted Against	Abstaining	Non-Votes
6,624,208	2,350,344	384,169	2,042,808
Proposal Three — Proposal to ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2009

Number of Votes	Number of Votes	Number of Votes
Voted For	Voted Against	Abstaining
11,133,841	77,050	190,638
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
Exhibit 10.1	Amended and Restated 2002 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-3 ENERGY SERVICES, INC.
Date: June 5, 2009	By:	/s/ James M. Mitchell
James M. Mitchell
Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2002 Stock Incentive Plan

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